Exhibit 31.1.2

CERTIFICATIONS

I, Jodie P. Morrison, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Keryx Biopharmaceuticals, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jodie P. Morrison
Jodie P. Morrison Interim Chief Executive Officer Principal Executive Officer

Date: April 30, 2018

Exhibit 31.2.2

CERTIFICATIONS

I, Scott A. Holmes, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Keryx Biopharmaceuticals, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Scott A. Holmes Chief Financial Officer Principal Financial and Accounting Officer

Date: April 30, 2018